POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS: That each of the undersigned directors and officers of ASHLAND COAL, INC., a Delaware corporation ("Ashland Coal"), hereby constitutes and appoints William C. Payne, Marc R. Solochek and Roy F. Layman, and each of them, his true and lawful attorneys-in-fact and agents, with full power to act without the others, to sign Ashland Coal's Registration Statement on Form S-8 relating to securities to be issued under the Ashland Coal 1995 Stock Incentive Plan to be filed with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended; to affix the corporate seal of Ashland Coal thereto and to attest said seal; to file such Registration Statement and the exhibits thereto and any and all other documents in connection therewith, including without limitation amendments thereto, with the Securities and Exchange Commission; and to do and perform any and all other acts and things requisite and necessary to be done in connection with the foregoing as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

  Dated:  October 4, 1995



     /s/ William C. Payne      Chairman of the Board, President,
     William C. Payne          Chief Executive Officer and
                               Director

     /s/ Paul W. Chellgren
     Paul W. Chellgren         Director


     /s/ Robert E. Yancey, Jr.
     Robert E. Yancey, Jr.     Director

     /s/ Thomas L. Feazell
     Thomas L. Feazell         Director

     /s/ J. Marvin Quin
     J. Marvin Quin            Director

     /s/ Juan Antonio Ferrando
     Juan Antonio Ferrando     Director

     /s/ Robert L. Hintz
     Robert L. Hintz           Director


     /s/ Robert A. Charpie
     Robert A. Charpie         Director

     /s/ J. A. BROTHERS
     J. A. Brothers            Director

     /s/ THOMAS MARSHALL
     Thomas Marshall           Director